EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Tammie A. Quinlan, Senior Vice President and Chief Financial Officer, certifies that (1) this Quarterly Report of CNL Income Properties, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (this “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in this Report fairly presents, in all material respects, the financial condition of the Company as of March 31, 2004 and December 31, 2003 for the quarter ended March 31, 2004.

Date: May 27, 2004	/s/ Tammie A. Quinlan
Name: Tammie A. Quinlan
Title: Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)